                                                                    EXHIBIT 5(b)

INTERNAL REVENUE SERVICE                 DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
915 SECOND AVENUE, MS 510
SEATTLE, WA 98174                        Employer Identification Number:
                                                 99-0208097
Date: June 21, 1995
                                         File Folder Number:
HAWAIIAN ELECTRIC INDUSTRIES, INC.               990010537
P.O. BOX 730 CODE FB                     Person to Contact:
HONOLULU, HI 96808                               WAYNE LUNCEFORD
                                         Contact Telephone Number:
                                                 (206) 220-6080
                                         Plan Name:
                                           HAWAIIAN ELECTRIC INDUSTRIES
                                           RETIREMENT SAVINGS PLAN
                                         Plan Number: 003

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-l(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     Your plan does not consider total compensation for purposes of figuring benefits. In operation, the provision may discriminate in favor of employees who are highly compensated. If this occurs, your plan will not remain qualified.

     This determination letter is applicable for the amendment(s) adopted on 11-21-94.

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

                                                              Letter 835 (DO/CG)

HAWAIIAN ELECTRIC INDUSTRIES, INC.


     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                      Sincerely yours,


                                      /s/ Richard R. Orosco
                                      ------------------------------------
                                      Richard R. Orosco
                                      District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
 for Employee Benefit Plans
Addendum


This plan also satisfies the requirements of Code section 401(k).

                                                              Letter 835 (DO/CG)

                         [D'Amato & Maloney Letterhead]


                                October 10, 1995


CERTIFIED MAIL

Mr. Wayne Lunceford
Internal Revenue Service
District Director
915 Second Avenue, MS 510
Seattle, WA  98174

     Re:    Hawaiian Electric Industries Retirement Savings Plan
            EIN:  99-0208097
            File Folder Number:  990010537
            ------------------------------

Dear Mr. Lunceford:

     We write to confirm our telephone conversation this morning. We enclose a copy of the favorable determination letter issued June 21, 1995, for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"). We had contacted you last month questioning the reference to "amendment(s) adopted on 11-21-94" in the sixth paragraph of the determination letter.

     You have had a chance to review the file and we understand your conclusions to be as follows: the favorable determination letter was for the restated Plan submitted to the Internal Revenue Service June 30, 1994, the cover of the Plan reading "Working Copy, Effective January 1, 1994". In June 1995, you received a copy of amendments to the Plan entitled, "Amendment 1994-2," which was signed on page 5 and dated November 21, 1994. The favorable determination letter covers both the restated Plan submitted June 30, 1994, and Amendment 1994-2, adopted
                                                ---
November 21, 1994.  We note that the Plan was signed August 30, 1995.

     We will review this letter with Hawaiian Electric Industries, Inc. If this understanding is satisfactory to them, we will not contact you again with
respect to this matter.   Please let us know if we have not correctly stated
your conclusions.  Thank you.

                                                Sincerely,

                                                D'Amato & Maloney

                                                /s/ Tom Maloney

                                                J. Thomas Maloney, Jr.
Enclosure
cc: Ms. Julie Price